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Metris Receivables, Inc.                              Metris Master Trust                                          Monthly Report
Securityholders' Statement                                Series 1999-2                                                  Sep-2002
Section 5.2                                                                   Class A            Class B                    Total
(i)  Security Amount ..................................................    500,000,000.00     49,450,550.00        549,450,550.00
(ii)  Security Principal Distributed ..................................              0.00                --                  0.00
(iii)  Security Interest Distributed ..................................      1,007,500.00                --          1,007,500.00
(iv)  Principal Collections ...........................................     23,554,474.49      2,329,563.44         25,884,037.93
(v)  Finance Charge Collections .......................................     10,359,759.94      1,024,591.66         11,384,351.60
       Recoveries .....................................................        455,953.28         45,094.28            501,047.56
       Principal Funding Account Investment Earnings ..................              0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings ........              0.00              0.00                  0.00
         Total Finance Charge Collections .............................     10,815,713.22      1,069,685.94         11,885,399.16
Total Collections .....................................................     34,370,187.71      3,399,249.38         37,769,437.09
             (vi) Aggregate Amount of Principal Receivables ...........                --                --     10,196,228,751.52
       Invested Amount (End of Month) .................................    500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage .................................         4.9037739%        0.4849886%            5.3887625%
       Fixed/Floating Allocation Percentage ...........................         4.9037739%        0.4849886%            5.3887625%
       Invested Amount (Beginning of Month) ...........................    500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount ..................................                --                --        549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........                --                --                    --
       Current ........................................................                --             82.41%     8,893,048,197.86
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....                --              6.46%       696,866,588.67
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....                --              3.35%       361,022,674.40
       90 Days and Over (60+ Days Contractually Delinquent) ...........                --              7.79%       840,541,978.51
Total Receivables .....................................................                --            100.00%    10,791,479,439.44
                (viii) Aggregate Investor Default Amount ..............                --                --          7,438,571.14
         As a % of Average Daily Invested Amount ......................                --                --                    --
        (Annualized based on 365 days/year) ...........................                --                --                 16.47%
(ix)  Charge-Offs .....................................................              0.00              0.00                  0.00
(x)  Servicing Fee ....................................................                --                --            903,206.38
(xi)  Unreimbursed Redirected Principal Collections ...................                --                --                  0.00
(xii)  Excess Funding Account Balance .................................                --                --                  0.00
(xiii)  New Accounts Added ............................................                --                --               130,924
(xiv)  Average Gross Portfolio Yield ..................................                --                --                 26.32%
         Average Net Portfolio Yield ..................................                --                --                  9.85%
(xv)  Minimum Base Rate ...............................................                --                --                  4.34%
        Excess Spread .................................................                --                --                  5.51%
(xvi)  Principal Funding Account Balance ..............................                --                --                  0.00
(xvii)  Accumulation Shortfall ........................................                --                --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period                --                --             July 2005
        Accumulation Period Length ....................................                --                --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........                --                --                  0.00
        Required Reserve Account Amount ...............................                --                --                  0.00
        Available Reserve Account Amount ..............................                --                --                  0.00
        Covered Amount ................................................                --                --                  0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................                --                --        500,000,000.00
        Deposit to the Caps Proceeds Account ..........................                --                --                  0.00
(xxi)  Policy Claim Amount ............................................                --                --                  0.00
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